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                                                                 EXHIBIT 21.1

                           K-Tron International, Inc.
                              List of Subsidiaries*

                                                             State or Jurisdiction
Name of Subsidiary                                             of Incorporation
------------------                                           ---------------------
K-Tron Investment Co.                                              Delaware
     Pneumatic Conveying Systems Inc.                              Canada
     K-Tron America, Inc.                                          Delaware
           Colormax Limited                                        United Kingdom
           Pneumatic Conveying Systems Limited                     United Kingdom
     K-Tron (Schweiz) AG                                           Switzerland
     K-Tron Asia Pte Ltd                                           Singapore
           K-Tron China Limited                                    Hong Kong
           K-Tron Deutschland GmbH                                 Germany
           K-Tron France S.a.r.l.                                  France
           K-Tron Great Britain Ltd.                               United Kingdom
     Pennsylvania Crusher Corporation*                             Delaware
           Jeffrey Specialty Equipment Corporation*                Delaware
K-Tron Technologies, Inc.                                          Delaware

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*        Effective as of January 2, 2003

         As of December 28, 2002, unless specifically noted otherwise above, and pursuant to applicable Securities and Exchange Commission regulations, the Registrant has omitted those subsidiaries which when considered in the aggregate as a single subsidiary, would not have been considered a significant subsidiary as of the end of fiscal year 2002.